SECURITY AGREEMENT

As of April 16, 2015, in connection with that certain Amended and Restated Credit Agreement and Amended and Restated Advance Formula Agreement, each dated April 16, 2015 by and among Owens Realty Mortgage, Inc., a Maryland corporation ("Borrower”), California Bank & Trust, as administrative agent for and on behalf of the Lenders (as defined therein) (in such capacity, the "Agent") and the Lenders party thereto, as amended, modified, extended, renewed or restated from time to time (collectively, the “Credit Agreement”), and for value received, the undersigned Borrower pledges, assigns and grants to Agent for and on behalf of the Lenders, a continuing security interest and lien (any pledge, assignment, security interest or other lien arising hereunder is sometimes referred to herein as a "security interest") in the Collateral (as defined below) to secure payment when due, whether by stated maturity, demand, acceleration or otherwise, of all existing and future Indebtedness (as defined in the Credit Agreement).  Any reference in this Agreement to attorneys' fees shall be deemed a reference to reasonable fees, charges, costs and expenses of counsel and paralegals, whether inside or outside counsel is used, and whether or not a suit or action is instituted, and to court costs if a suit or action is instituted, and whether attorneys' fees or court costs are incurred at the trial court level, on appeal, in a bankruptcy, administrative or probate proceeding or otherwise.  All costs and expenses shall be payable immediately by the Borrower to Agent when incurred by the Agent or Lenders, immediately upon demand, and until paid shall bear interest at the highest per annum rate applicable to any of the Indebtedness, but not in excess of the maximum rate permitted by law.

Borrower further covenants, agrees, represents and warrants as follows:

1.      Collateral. Collateral shall mean all personal property of Borrower including, without limitation, all of the following property Borrower now or later owns or has an interest in, wherever located:

all Accounts Receivable (for purposes of this Agreement, "Accounts Receivable" consists of all accounts, general intangibles (including, without limit, payment intangibles and software), chattel paper (including, without limit, electronic chattel paper and tangible chattel paper), contract rights, deposit accounts, documents (including, without limit, negotiable documents), instruments (including, without limit, promissory notes) and rights to payment evidenced by chattel paper, documents or instruments, health care insurance receivables, commercial tort claims, letters of credit, letter of credit rights, supporting obligations, money and rights to payment for money or funds advanced or sold), all Inventory (including, without limit, returns and repossessions),

all Equipment and Fixtures,

all investment property (including, without limit, securities, securities entitlements, and financial assets), all securities accounts and all investment property contained therein, including, without limitation, all securities and securities entitlements, financial assets, instruments or other property contained in such securities accounts, and all other investment property, financial assets, instruments or other property at any time held or maintained in such securities accounts, together with all investment property, financial assets, instruments or other property at any time substituted for all or for any part of the foregoing, and all interest, dividends, increases, profits, new investment property, financial assets, instruments or other property and or other increments, distributions or rights of any kind received on account of any of the foregoing, and all other income received in connection therewith, all Software (for purposes of this Agreement "Software" consists of all (i) computer programs and supporting information provided in connection with a transaction relating to the program, and (ii) computer programs embedded in goods and any supporting information provided in connection with a transaction relating to the program whether or not the program is associated with the goods in such a manner that it customarily is considered part of the goods, and whether or not, by becoming the owner of the goods, a person acquires a right to use the program in connection with the goods, and whether or not the program is embedded in goods that consist solely of the medium in which the program is embedded), all general intangibles (including, without limit, software) acquired or used in connection with any of the Collateral,

all goods, instruments (including, without limit, promissory notes), documents (including, without limit, negotiable documents), policies and certificates of insurance, deposit accounts, deposits, money, investment property or other property (except real property which is not a fixture) which are now or later in possession or control of Agent, or as to which Agent now or later controls possession by documents or otherwise, all additions, attachments, accessions, parts, replacements, substitutions, renewals, interest, dividends, distributions, rights of any kind (including, but not limited to, stock splits, stock rights, voting and preferential rights), products, and all cash and non-cash proceeds of or pertaining to the above, including, without limit, insurance and condemnation proceeds, and cash or other property which were proceeds and are recovered by a bankruptcy trustee or otherwise as a preferential transfer by Borrower, and all of Borrower’s books and records with respect to any of the foregoing (including, without limit, computer software and the computers and equipment containing said books and records).

In the definition of Collateral, a reference to a type of collateral shall not be limited by a separate reference to a more specific or narrower type of that collateral.

2.    Warranties, Covenants and Agreements. Borrower warrants, covenants and agrees as follows:

2.1
Borrower shall furnish to Agent, in form and at intervals as Agent may request, any information Agent may reasonably request and allow Agent and Lenders to examine, inspect, and copy any of Borrower's books and records. Borrower shall, at the request of Agent, mark its records and the Collateral to clearly indicate the security interest of Agent under this Agreement.

2.2
At the time any Collateral becomes, or is represented to be, subject to a security interest in favor of Agent, Borrower shall be deemed to have warranted that: (a) Borrower is the lawful owner of the Collateral and has the right and authority to subject it to a security interest granted to Agent; (b) except to the extent that Agent has previously consented otherwise in writing, none of the Collateral is subject to any security interest other than that in favor of Agent; (c) except to the extent that Agent has previously consented otherwise in writing, there are no financing statements on file in respect of any of the Collateral, other than in favor of Agent; (d) except to the extent that Agent has previously consented otherwise in writing, no person, other than Agent (or any Lender with Agent’s consent), has possession or control (as defined in the Uniform Commercial Code) of any Collateral of such nature that perfection of a security interest may be accomplished by control; and (e) Borrower acquired its rights in the Collateral in the ordinary course of its business.

2.3
Borrower will keep the Collateral free at all times from all claims, liens, security interests and encumbrances other than those in favor of Agent, except as Agent agrees otherwise in writing.  Borrower will not, without the prior written consent of Agent, sell, transfer or lease, or permit to be sold, transferred or leased, any or all of the Collateral, except for Inventory in the ordinary course of its business and will not return any Inventory to its supplier. Agent, any Lender or their representatives may, at all reasonable times inspect the Collateral and may enter upon all premises where the Collateral is kept or might be located. Borrower shall reimburse Agent for all reasonable costs and expenses incurred by Agent or any Lender in connection with such inspections.

2.4
Borrower will do all acts and will execute and/or deliver or cause to be executed and/or delivered all writings requested by Agent to establish, maintain and continue an exclusive, perfected and first security interest of Agent in the Collateral. By executing this Agreement and becoming bound by the terms hereof, Borrower expressly authorizes the filing of financing statements and any amendments thereto covering the Collateral, and authorizes Agent or its representatives to take such other actions as may be necessary or appropriate to perfect and maintain Agent’s security interest in the Collateral. Borrower acknowledges and agrees that neither Agent nor Lenders have any obligation to acquire or perfect any lien on or security interest in any asset(s), whether realty or personalty, to secure payment of the Indebtedness, and Borrower is not relying upon assets in which the Agent or any Lender has or may have a lien or security interest for payment of the Indebtedness. In the event that any Collateral, or any of Borrower’s books or records relating to any Collateral, is at any time located or stored at or upon leased premises or with a bailee, warehouseman or other third party, Borrower shall promptly provide written notice thereof to Agent and, upon Agent’s request, cause such lessor, bailee, warehouseman or other third party to execute and deliver unto Agent such documents, instruments or agreements as Agent may reasonably require, in each case in form and substance acceptable to Agent, pursuant to which such lessor, bailee, warehouseman or other third party acknowledges Agent’s security interest in such Collateral and that it is holding such Collateral for the benefit of Agent and permits Agent access to and possession of such Collateral.

2.5
Borrower will pay, within the time that they can be paid without interest or penalty, all taxes, assessments and similar charges which at any time are or may become a lien, charge, or encumbrance upon any Collateral, except to the extent contested in good faith and bonded in a manner satisfactory to Agent. If Borrower fails to pay any of these taxes, assessments, or other charges in the time provided above, Agent has the option (but not the obligation) to do so and Borrower agrees to repay all amounts so expended by Agent or Lenders immediately upon demand, together with interest at the highest lawful default rate which could be charged by Agent or Lenders on any Indebtedness. Any such payments made by Agent or Lenders shall not constitute (a) any agreement by Agent or Lenders to make similar payments in the future, or (b) a waiver by Agent or Lenders of any Event of Default under this Agreement. Agent need not inquire as to, or contest the validity of, any such taxes, assessments and similar charges, and the usual official notice of such taxes, assessments and similar charges shall be conclusive evidence that the same are validly due and owing. Such payments shall constitute Indebtedness secured by this Agreement.

2.6
Borrower will keep the Collateral in good condition and will protect it from loss, damage, or deterioration from any cause. Borrower has and will maintain at all times (a) with respect to the Collateral, insurance under an "all risk" policy against fire and other risks customarily insured against, and (b) public liability insurance and other insurance as may be required by law or reasonably required by Agent. All of such insurance policies shall be in amount, form and content, and written by companies as may be satisfactory to Agent, and shall contain a lender's loss payable endorsement in favor of and acceptable to Agent. All such policies shall contain a provision whereby they may not be canceled or materially amended except upon thirty (30) days’ prior written notice to Agent.  Borrower will promptly deliver to Agent, at Agent’s request, evidence satisfactory to Agent that such insurance has been so procured and, with respect to casualty insurance, made payable to Agent.  Borrower hereby appoints Agent, or any employee or agent of Agent, as Borrower’s attorney-in-fact, which appointment is coupled with an interest and irrevocable, and authorizes Agent, or any employee or agent of Agent, on behalf of Borrower, to adjust and compromise any loss under said insurance and to endorse any check or draft payable to Borrower in connection with returned or unearned premiums on said insurance or the proceeds of said insurance, and any amount so collected may be applied toward satisfaction of the Indebtedness; provided, however, that Agent shall not be required hereunder so to act. If Borrower fails to maintain satisfactory insurance, Agent has the option (but not the obligation) to do so and Borrower agrees to repay all amounts so expended to Agent immediately upon demand, together with interest at the highest lawful default rate which could be charged by Agent or any Lender on any Indebtedness. Such amounts so expended by Agent or any Lender shall constitute Indebtedness secured by this Agreement.

2.7
On each occasion on which Borrower evidences to Agent the account balances on and the nature and extent of the Accounts Receivable, Borrower shall be deemed to have warranted that, except as otherwise indicated: (a) each of those Accounts Receivable is valid and enforceable without performance by Borrower of any act; (b) each of those account balances are in fact owing; (c) there are no setoffs, recoupments, credits, contra accounts, counterclaims or defenses against any of those Accounts Receivable; (d) as to any Accounts Receivable represented by a note, trade acceptance, draft or other instrument or by any chattel paper or document, the same has/have been endorsed and/or delivered by Borrower to Agent; (e) Borrower has not received with respect to any Account Receivable, any notice of the death of the related account debtor, nor of the dissolution, liquidation, termination of existence, insolvency, business failure, appointment of a receiver for, assignment for the benefit of creditors by, or filing of a petition in bankruptcy by or against, the account debtor; and (f) as to each Account Receivable, except as may be expressly permitted by Agent to the contrary in another document, the account debtor is not an affiliate of Borrower, the United States of America or any department, agency or instrumentality of it, or a citizen or resident of any jurisdiction outside of the United States. Borrower will do all acts and will execute all writings requested by Agent to perform, enforce performance of, and collect all Accounts Receivable. Borrower will deliver to Agent such documents, instruments and other writings evidencing or otherwise relating to the Accounts Receivable as Agent may reasonably request from time to time. Borrower shall neither make nor permit any modification, compromise or substitution for any Account Receivable without the prior written consent of Agent. Agent may at any time and from time to time verify Accounts Receivable directly with account debtors or by other methods acceptable to Agent without notifying Borrower. Borrower agrees, at Agent’s request, to arrange or cooperate with Agent in arranging for verification of Accounts Receivable.

2.8
Borrower at all times shall be in strict compliance with all applicable laws, including, without limit, any laws, ordinances, directives, orders, statutes, or regulations an object of which is to regulate or improve health, safety, or the environment ("Environmental Laws").

2.9
If Agent, acting in its sole discretion, redelivers Collateral to Borrower or Borrower's designee for the purpose of (a) the ultimate sale or exchange thereof; or (b) presentation, collection, renewal, or registration of transfer thereof; or (c) loading, unloading, storing, shipping, transshipping, manufacturing, processing or otherwise dealing with it preliminary to sale or exchange; such redelivery shall be in trust for the benefit of Agent and shall not constitute a release of Agent’s security interest in it or in the proceeds or products of it, unless Agent specifically so agrees in writing. If Borrower requests any such redelivery, Borrower expressly authorizes Agent to file a financing statement in form and substance satisfactory to Agent in respect of such Collateral. Any proceeds of Collateral coming into Borrower's possession as a result of any such redelivery shall be held in trust for Agent and immediately delivered to Agent for application on the Indebtedness. Agent may (in its sole discretion) deliver any or all of the Collateral to Borrower, and such delivery by Agent shall discharge Agent from all liability or responsibility for such Collateral. Agent, at its option, may require delivery of any Collateral to Agent at any time with such endorsements or assignments of the Collateral as Agent may request.

2.10
At any time and without notice, Agent may, as to any Collateral: (a) cause any or all of such Collateral to be transferred to its name or to the name of its nominees; (b) receive or collect, by legal proceedings or otherwise, all dividends, interest, principal payments and other sums and all other distributions at any time payable or receivable on account of such Collateral, and hold the same as Collateral, or apply the same to the Indebtedness, the manner and distribution of the application to be in the sole discretion of Agent; (c) enter into any extension, subordination, reorganization, deposit, merger or consolidation agreement or any other agreement relating to or affecting such Collateral, and deposit or surrender control of such Collateral, and accept other property in exchange for such Collateral and hold or apply the property or money so received pursuant to this Agreement; and (d) take such actions in its own name or in Borrower's name as Agent, in its sole discretion, deems necessary or appropriate to establish exclusive control (as defined in the Uniform Commercial Code) over any Collateral of such nature that perfection of the Agent’s security interest may be accomplished by control.

2.11
Agent may assign any of the Indebtedness and deliver any or all of the Collateral to its assignee, who then shall have with respect to Collateral so delivered all the rights and powers of Agent under this Agreement, and after that Agent shall be fully discharged from all liability and responsibility with respect to Collateral so delivered.

2.12
Borrower agrees that no security or guarantee now or later held by Agent or any Lender for the payment of any indebtedness, whether from Borrower, any guarantor or otherwise, and whether in the nature of a security interest, pledge, lien, assignment, setoff, suretyship, guaranty, indemnity, insurance or otherwise, shall affect in any manner the security interests or other rights or interests of Agent or Lenders under this Agreement or any of the obligations of Borrower under this Agreement, and Agent, in its sole discretion, without notice to Borrower, may release, exchange, modify, enforce and otherwise deal with any security or guaranty without affecting in any manner the unconditional pledge of Borrower under this Agreement.

2.13
Borrower shall defend, indemnify and hold harmless Agent, each Lender and each of their employees, agents, shareholders, affiliates, officers, and directors from and against any and all claims, damages, fines, expenses, liabilities or causes of action of whatever kind, including, without limit, consultant fees, legal expenses, and attorneys fees, suffered by any of them as a direct or indirect result of any actual or asserted violation of any law, including, without limit, Environmental Laws, or of any remediation relating to any property required by any law, including, without limit, Environmental Laws, except and to the extent (but only to the extent) caused by Agent’s gross negligence or willful misconduct.  The obligations contained in this Section shall survive termination of this Agreement.

2.14
Borrower delivers this Agreement based solely on Borrower's independent investigation of (or decision not to investigate) the financial condition of Borrower and is not relying on any information furnished by Agent or any Lender. Borrower assumes full responsibility for obtaining any further information concerning the Borrower's financial condition, the status of the Indebtedness or any other matter which the Borrower may deem necessary or appropriate now or later. Borrower waives any duty on the part of Agent and Lenders, and agrees that Borrower is not relying upon nor expecting Agent or any Lender to disclose to Borrower any fact now or later known by Agent or such Lender, whether relating to the operations or condition of Borrower, the existence, liabilities or financial condition of any guarantor of the Indebtedness, the occurrence of any default with respect to the Indebtedness, or otherwise, notwithstanding any effect such fact may have upon Borrower's risk or Borrower's rights against Borrower. Borrower knowingly accepts the full range of risk encompassed in this Agreement, which risk includes, without limit, the possibility that Borrower may incur Indebtedness to Agent or Lenders after the financial condition of Borrower, or Borrower's ability to pay debts as they mature, has deteriorated.

2.15
Borrower agrees that no security or guarantee now or later held by Agent for the payment of any Indebtedness, whether from Borrower, any guarantor, or otherwise, and whether in the nature of a security interest, pledge, lien, assignment, setoff, suretyship, guaranty, indemnity, insurance or otherwise, shall affect in any manner the security interests or other interests granted by Borrower to or in favor of Agent or Lenders under this Agreement, or any obligations of Borrower hereunder or pursuant hereto, and Agent, in its sole discretion, without notice to Borrower, may release, exchange, modify, enforce and otherwise deal with any security or guaranty without affecting in any manner such security interests or other interests of Agent or any such obligations of Borrower under this Agreement.  Borrower acknowledges and agrees that neither Agent nor any Lender have any obligation to acquire or perfect any lien on or security interest in any assets, whether realty or personalty, or to obtain any guaranty to secure payment of the Indebtedness, and Borrower is not relying upon any guaranty which Agent or any Lender has or may have or assets in which Agent or any Lender has or may have a lien or security interest for payment of the Indebtedness.

2.16	Borrower absolutely, unconditionally, knowingly, and expressly waives:

(a)
Notice of: (i) acceptance hereof; (ii) any loans or other financial accommodations made or extended to Borrower or the creation or existence of any Indebtedness; (iii) notice of the amount of the Indebtedness, subject, however, to Borrower’s right to make inquiry of Agent or any Lender to ascertain the amount of the Indebtedness at any reasonable time; and (iv) any default or breach under the terms of any of the Indebtedness; and all other notices (except if such notice is specifically required to be given to Borrower hereunder) and demands to which Borrower might otherwise be entitled.

(b)
Its right under Sections 2845 or 2850 of the California Civil Code, or otherwise, to require Agent to institute suit against, or to exhaust any rights and remedies which Agent or any Lender has or may have against, Borrower or any third party, or against any collateral for the Indebtedness provided by Borrower or any third party.  In this regard, Borrower is bound to the payment of all Indebtedness whether now existing or hereafter accruing, as fully as if such Indebtedness were directly owing to Agent by Borrower.  Borrower waives any defense arising by reason of any disability or other defense (other than the defense that the Indebtedness shall have been fully and finally performed and indefeasibly paid) of Borrower or by reason of the cessation from any cause whatsoever of the liability of Borrower in respect thereof.

(c)
(i) Any rights to assert against Agent or any Lender any defense (legal or equitable), set-off, counterclaim, or claim which Borrower may now or at any time hereafter have against the Borrower or any other party liable to Agent or any Lender; (ii) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Indebtedness or any security therefor; (iii) any defense Borrower has to performance hereunder, and any right Borrower has to be exonerated, provided by Sections 2819, 2822, or 2825 of the California Civil Code, or otherwise, arising by reason of: the impairment or suspension of Agent’s or any Lender’s rights or remedies against Borrower; the alteration by Agent or Lenders of the Indebtedness; any discharge of the Indebtedness by operation of law as a result of Agent’s or any Lender’s intervention or omission; or the acceptance by Agent or any Lender of anything in partial satisfaction of the Indebtedness; (iv) the benefit of any statute of limitations affecting Borrower’s liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Indebtedness shall similarly operate to defer or delay the operation of such statute of limitations applicable to Borrower’s liability hereunder.

(d)
Any defense arising by reason of or deriving from (i) any claim or defense based upon an election of remedies by Agent or any Lender; or (ii) any election by Agent or the Lenders under the Bankruptcy Code Section 1111(b) to limit the amount of, or any collateral securing, its claim against Borrower.

2.17	Without notice to or by Borrower, and without affecting or impairing the obligations of Borrower hereunder, Agent may (or authorize Lenders to), by action or inaction:

(a)
compromise, settle, extend the duration or the time for the payment of, or discharge the performance of, or may refuse to or otherwise not enforce this Agreement, the Indebtedness, or any part thereof, with respect to Borrower or any other person;

(b)	release Borrower or any other person or grant other indulgences to Borrower or any other person in respect thereof;

(c)	amend or modify in any manner and at any time (or from time to time) any documents, instruments or agreements evidencing, governing, securing or otherwise relating to any of the Indebtedness; or

(d)	release or substitute any guarantor, if any, of the Indebtedness, or enforce, exchange, release, or waive any security for the Indebtedness or any guaranty of the Indebtedness, or any portion thereof.

2.18
Agent and Lenders shall have all of the rights to seek recourse against Borrower to the fullest extent provided for herein and the Loan Documents.  No election by Agent to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of the Agent’s right to proceed in any other form of action or proceeding or against other parties, unless the Agent has expressly waived such right in writing.  Specifically, but without limiting the generality of the foregoing, no action or proceeding by Agent or any Lender under any document or instrument evidencing the Indebtedness shall serve to diminish the liability of the Borrower under this Agreement, except to the extent that Agent and Lenders finally and unconditionally shall have realized indefeasible payment by such action or proceeding.

2.19	Borrower waives all rights and defenses arising out of an election of remedies by the Agent or Lenders.

2.20
WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS AGREEMENT, BORROWER HEREBY ABSOLUTELY, KNOWINGLY, UNCONDITIONALLY, AND EXPRESSLY WAIVES AND AGREES NOT TO ASSERT ANY AND ALL BENEFITS OR DEFENSES ARISING DIRECTLY OR INDIRECTLY UNDER ANY ONE OR MORE OF CALIFORNIA CIVIL CODE SECTIONS 2799, 2808, 2809, 2810, 2815, 2819, 2820, 2821, 2822, 2825, 2839, 2845, 2848, 2849, AND 2850, CALIFORNIA UNIFORM COMMERCIAL CODE SECTIONS 3116, 3118, 3119, 3419, 3605, 9610, 9611, 9615, 9617, 9618, 9624, 9625, AND 9627, AND CHAPTER 2 OF TITLE 14 OF PART 4 OF DIVISION 3 OF THE CALIFORNIA CIVIL CODE.

3.    Collection of Proceeds.

3.1
Borrower agrees to collect and enforce payment of all Collateral until Agent shall direct Borrower to the contrary. Immediately upon notice to Borrower by Agent and at all times after that, Borrower agrees to fully and promptly cooperate and assist Agent in the collection and enforcement of all Collateral and to hold in trust for Agent all payments received in connection with Collateral and from the sale, lease or other disposition of any Collateral, all rights by way of suretyship or guaranty and all rights in the nature of a lien or security interest which Borrower now or later has regarding Collateral. Immediately upon and after such notice, Borrower agrees to (a) endorse to Agent and immediately deliver to Agent all payments received on Collateral or from the sale, lease or other disposition of any Collateral or arising from any other rights or interests of Borrower in the Collateral, in the form received by Borrower without commingling with any other funds, and (b) immediately deliver to Agent all property in Borrower's possession or later coming into Borrower's possession through enforcement of Borrower's rights or interests in the Collateral. Borrower irrevocably authorizes Agent or any Agent employee or agent to endorse the name of Borrower upon any checks or other items which are received in payment for any Collateral, and to do any and all things necessary in order to reduce these items to money. Agent shall have no duty as to the collection or protection of Collateral or the proceeds of it, nor as to the preservation of any related rights, beyond the use of reasonable care in the custody and preservation of Collateral in the possession of Agent. Borrower agrees to take all steps necessary to preserve rights against prior parties with respect to the Collateral. Nothing in this Section 3.1 shall be deemed a consent by Agent or Lenders to any sale, lease or other disposition of any Collateral.

3.2
Borrower agrees that immediately upon Agent’s request (if an Event of Default has occurred and then exists), the Indebtedness shall be on a "remittance basis" in accordance with the following. In connection therewith, Borrower shall at its sole expense establish and maintain (and Agent, at Agent’s option, may establish and maintain at Borrower's expense):

(a)
A United States Post Office lock box (the "Lock Box"), to which Agent shall have exclusive access and control. Borrower expressly authorizes Agent, from time to time, to remove contents from the Lock Box, for disposition in accordance with this Agreement. Borrower agrees to notify all account debtors and other parties obligated to Borrower that all payments made to Borrower (other than payments by electronic funds transfer) shall be remitted, for the credit of Borrower, to the Lock Box, and Borrower shall include a like statement on all invoices; and

(b)
A non-interest bearing deposit account with Agent which shall be titled as designated by Agent (the "Cash Collateral Account") to which Agent shall have exclusive access and control. Borrower agrees to notify all account debtors and other parties obligated to Borrower that all payments made to Borrower by electronic funds transfer shall be remitted to the Cash Collateral Account, and Borrower, at Agent’s request, shall include a like statement on all invoices. Borrower shall execute all documents and authorizations as required by Agent to establish and maintain the Lock Box and the Cash Collateral Account.

3.3
All items or amounts which are remitted to the Lock Box, to the Cash Collateral Account, or otherwise delivered by or for the benefit of Borrower to Agent on account of partial or full payment of, or with respect to, any Collateral shall, at Agent’s option, (a) be applied to the payment of the Indebtedness, whether then due or not, in such order or at such time of application as Agent may determine in its sole discretion, or, (b) be deposited to the Cash Collateral Account. Borrower agrees that neither Agent nor Lenders shall be liable for any loss or damage which Borrower may suffer as a result of Agent’s processing of items or its or any Lender’s exercise of any other rights or remedies under this Agreement, including without limitation indirect, special or consequential damages, loss of revenues or profits, or any claim, demand or action by any third party arising out of or in connection with the processing of items or the exercise of any other rights or remedies under this Agreement. Borrower agrees to indemnify and hold Agent and each Lender harmless from and against all such third party claims, demands or actions, and all related expenses or liabilities, including, without limitation, attorney's fees, except to the extent (but only to the extent) caused by Agent’s gross negligence or willful misconduct.

4.	Defaults, Enforcement and Application of Proceeds.

4.1	The occurrence or existence of any of the following conditions or events shall constitute an "Event of Default" under this Agreement:

(a)	Any failure to pay the Indebtedness when due, or such portion of it as may be due, by acceleration or otherwise; or

(b)
Any failure or neglect to comply with, or breach of or default under, any term or provision of this Agreement or any of the Loan Documents; or any failure or neglect to comply with, or breach of or default under, any term or provision of any other agreement or commitment between Borrower or any guarantor of any of the Indebtedness ("Guarantor") and Agent or any Lender, and any such failure, neglect, breach or default continues beyond any applicable grace or cure period (if any) expressly provided with respect thereto; or

(c)
Any warranty, representation, financial statement, or other information made, given or furnished to Agent or any Lender by or on behalf of Borrower or any Guarantor shall be, or shall prove to have been, false or materially misleading when made, given, or furnished; or

(d)
Any loss, theft, substantial damage or destruction to or of any Collateral, or the issuance or filing of any attachment, levy, garnishment or the commencement of any proceeding in connection with any Collateral or of any other judicial process of, upon or in respect of Borrower, any Guarantor, or any Collateral; or

(e)
Sale or other disposition by Borrower or any Guarantor of any substantial portion of its assets or property or voluntary suspension of the transaction of business by Borrower or any Guarantor, or death, dissolution, termination of existence, merger, consolidation, insolvency, business failure, or assignment for the benefit of creditors of or by Borrower or any Guarantor; or commencement of any proceedings under any state or federal bankruptcy or insolvency laws or laws for the relief of debtors by or against Borrower or any Guarantor; or the appointment of a receiver, trustee, court appointee, sequestrator or otherwise, for all or any part of the property of Borrower or any Guarantor; or

(f)
Agent deems the margin of Collateral insufficient or itself insecure, in good faith believing that the prospect of payment or performance of the Indebtedness or performance of this Agreement is impaired or shall fear deterioration, removal, or waste of Collateral; or

(g)	Any default or event of default shall occur under any instrument, agreement or other document evidencing, securing or otherwise relating to any of the Indebtedness.

4.2
Upon the occurrence and at any time during the continuance or existence of any Event of Default, Agent may at its discretion and without prior notice to Borrower declare any or all of the Indebtedness to be immediately due and payable, and shall have and may exercise any right or remedy available to it including, without limitation, any one or more of the following rights and remedies:

(a)	Exercise all the rights and remedies upon default, in foreclosure and otherwise, available to secured parties under the provisions of the Uniform Commercial Code and other applicable law;

(b)
Institute legal proceedings to foreclose upon the lien and security interest granted by this Agreement, to recover judgment for all amounts then due and owing as Indebtedness, and to collect the same out of any Collateral or the proceeds of any sale of it;

(c)	Institute legal proceedings for the sale, under the judgment or decree of any court of competent jurisdiction, of any or all Collateral; and/or

(d)
Personally or by agents, attorneys, or appointment of a receiver, enter upon any premises where Collateral may then be located, and take possession of all or any of it and/or render it unusable; and without being responsible for loss or damage to such Collateral, hold, operate, sell, ship, reclaim, recover, store, finish, maintain, repair, lease, or dispose of all or any Collateral at one or more public or private sales, leasings or other dispositions, at places (including, without limit, Borrower’s premises) and times and on terms and conditions as Agent may deem fit, without any previous demand or advertisement; and except as provided in this Agreement, all notice of sale, lease or other disposition, and advertisement, and other notice or demand, any right or equity of redemption, and any obligation of a prospective purchaser or lessee to inquire as to the power and authority of Agent to sell, lease, or otherwise dispose of the Collateral or as to the application by Agent or Lenders of the proceeds of sale or otherwise, which would otherwise be required by, or available to Borrower under, applicable law are expressly waived by Borrower to the fullest extent permitted.

At any sale pursuant to this Section 4.2, whether under the power of sale, by virtue of judicial proceedings or otherwise, it shall not be necessary for Agent, or a public officer under order of a court to have present physical or constructive possession of Collateral to be sold. The recitals contained in any conveyances and receipts made and given by Agent or the public officer to any purchaser at any sale made pursuant to this Agreement shall, to the extent permitted by applicable law, conclusively establish the truth and accuracy of the matters stated (including, without limit, as to the amounts of the principal of and interest on the Indebtedness, the accrual and nonpayment of it and advertisement and conduct of the sale); and all prerequisites to the sale shall be presumed to have been satisfied and performed. Upon any sale of any Collateral, the receipt of the officer making the sale under judicial proceedings or of Agent shall be sufficient discharge to the purchaser for the purchase money, and the purchaser shall not be obligated to see to the application of the money. Any sale of any Collateral under this Agreement shall be a perpetual bar against Borrower with respect to that Collateral. At any sale or other disposition of the Collateral pursuant to this Section 4.2, Agent and Lenders disclaim all warranties which would otherwise be given under the Uniform Commercial Code, including, without limit, a disclaimer of any warranty relating to title, possession, quiet enjoyment or the like, and Agent may communicate these disclaimers to a purchaser at such disposition. This disclaimer of warranties will not render the sale commercially unreasonable. Agent may, in its discretion, bid and purchase any of the Collateral at any sale pursuant to this Section 4.2.

4.3
Borrower shall at the request of Agent, notify the account debtors or obligors of Agent’s security interest in the Collateral and direct payment of it to Agent. Agent may, itself, upon the occurrence and at any time during the continuance or existence of any Event of Default, so notify the account debtors or obligors of Agent’s security interest in the Collateral and direct such account debtors or obligors to make payments directly to Agent. At the request of Agent, whether or not an Event of Default shall have occurred, Borrower shall immediately take such actions as the Agent shall request to establish exclusive control (as defined in the Uniform Commercial Code) by Agent over any Collateral which is of such a nature that perfection of a security interest may be accomplished by control.

4.4
The proceeds of any sale or other disposition of Collateral authorized by this Agreement shall be applied by Agent first upon all expenses authorized by the Uniform Commercial Code and all reasonable attorney fees and legal expenses incurred by Agent or Lenders; the balance of the proceeds of the sale or other disposition shall be applied in the payment of the Indebtedness, first to interest, then to principal, then to remaining Indebtedness and the surplus, if any, shall be paid over to Borrower or to such other person(s) as may be entitled to it under applicable law. Borrower shall remain liable for any deficiency, which it shall pay to Agent immediately upon demand. Borrower agrees that Agent shall be under no obligation to accept any noncash proceeds in connection with any sale or disposition of Collateral unless failure to do so would be commercially unreasonable. If Agent agrees in its sole discretion to accept noncash proceeds (unless the failure to do so would be commercially unreasonable), Agent may ascribe any commercially reasonable value to such proceeds. Without limiting the foregoing, Agent may apply any discount factor in determining the present value of proceeds to be received in the future or may elect to apply proceeds to be received in the future only as and when such proceeds are actually received in cash by Agent.

4.5
Nothing in this Agreement is intended, nor shall it be construed, to preclude Agent or Lenders from pursuing any other right or remedy provided by law or in equity for the collection of the Indebtedness or for the recovery of any other sum to which Agent or Lenders may be entitled for the breach of this Agreement by Borrower. Nothing in this Agreement shall reduce or release in any way any rights or security interests of Agent contained in any existing agreement between Borrower or any Guarantor and Agent.

4.6
No waiver of default or consent to any act by Borrower shall be effective unless in writing and signed by an authorized officer of Agent. No waiver of any default or forbearance on the part of Agent or any Lender in enforcing any of its rights under this Agreement shall operate as a waiver of any other default or of the same default on a future occasion or of any rights.

4.7
Borrower (a) irrevocably appoints Agent or any agent of Agent (which appointment is coupled with an interest) the true and lawful attorney-in-fact of Borrower (with full power of substitution) in the name, place and stead of, and at the expense of, Borrower and (b) authorizes Agent or any agent of Agent, in its own name, at Borrower's expense, to do any of the following, as Agent, in its sole discretion, deems appropriate:

(i)	to demand, receive, sue for, and give receipts or acquittances for any moneys due or to become due on any Collateral and to endorse any item representing any payment on or proceeds of the Collateral;

(ii)
to execute and/or file in the name of and on behalf of Borrower all financing statements or other filings deemed necessary or desirable by Agent to evidence, perfect, or continue the security interests granted in this Agreement; and

(iii)	to do and perform any act on behalf of Borrower permitted or required under this Agreement.

4.8
Upon the occurrence and at any time during the continuance or existence of an Event of Default, Borrower also agrees, upon request of Agent, to assemble the Collateral and make it available to Agent at any place designated by Agent which is reasonably convenient to Agent and Borrower. Agent may take any and all actions that it deems necessary or appropriate to protect the Collateral and its security interest in the Collateral, and all costs and expenses for the same shall be added to the Indebtedness and shall be payable upon demand. All risks of loss, damage or destruction to the Collateral shall be borne by Borrower.

4.9
The following shall be the basis for any finder of fact's determination of the value of any Collateral which is the subject matter of a disposition giving rise to a calculation of any surplus or deficiency under Section 9.615(f) of the Uniform Commercial Code (as in effect on or after July 1, 2001): (a) the Collateral which is the subject matter of the disposition shall be valued in an "as is" condition as of the date of the disposition, without any assumption or expectation that such Collateral will be repaired or improved in any manner; (b) the valuation shall be based upon an assumption that the transferee of such Collateral desires a resale of the Collateral for cash promptly (but no later than 30 days) following the disposition; (c) all reasonable closing costs customarily borne by the seller in commercial sales transactions relating to property similar to such Collateral shall be deducted, including, without limitation, brokerage commissions, tax prorations, attorney's fees, whether inside or outside counsel is used, and marketing costs; (d) the value of the Collateral which is the subject matter of the disposition shall be further discounted to account for any estimated holding costs associated with maintaining such Collateral pending sale (to the extent not accounted for in (c) above), and other maintenance, operational and ownership expenses; and (e) any expert opinion testimony given or considered in connection with a determination of the value of such Collateral must be given by persons having at least 5 years experience in appraising property similar to the Collateral and who have conducted and prepared a complete written appraisal of such Collateral taking into consideration the factors set forth above. The "value" of any such Collateral shall be a factor in determining the amount of proceeds which would have been realized in a disposition to a transferee other than a secured party, a person related to a secured party or a secondary obligor under Section 9.615(f) of the Uniform Commercial Code.

5.	Miscellaneous.

5.1
Until Agent is advised in writing by Borrower to the contrary, all notices, requests and demands required under this Agreement or by law shall be given to, or made upon, Borrower at the following address:  2221 Olympic Boulevard, Walnut Creek, California 94595.

5.2
Borrower will give Agent not less than ninety (90) days’ prior written notice of all contemplated changes in Borrower's name, location, chief executive office, principal place of business, and/or location of any Collateral, but the giving of this notice shall not cure any Event of Default caused by this change.

5.3	Agent assumes no duty of performance or other responsibility under any contracts contained within the Collateral.

5.4
Agent has the right to sell, assign, transfer, negotiate or grant participations or any interest in, any or all of the Indebtedness and any related obligations, including without limit this Agreement. In connection with the above, but without limiting its ability to make other disclosures to the full extent allowable, Agent may disclose all documents and information which Agent now or later has relating to Borrower, the Indebtedness or this Agreement, however obtained. Borrower further agrees that Agent and Lenders may provide information relating to this Agreement or relating to Borrower or the Indebtedness to Agent’s and each Lender’s parent, affiliates, subsidiaries, and service providers.

5.5
In addition to Agent’s and Lender’s other rights, any indebtedness owing from Agent or any Lender to Borrower (including, without limitation, amounts maintained by Borrower as deposit accounts (as such term is defined in the Uniform Commercial Code) with Agent or a Lender) can be set off and applied by Agent or such Lender (subject to the terms of the Credit Agreement and approval of Agent) on any Indebtedness at any time(s) either before or after maturity or demand without notice to anyone. Any such action shall not constitute (a) acceptance of collateral in discharge of any portion of the Indebtedness, (b) a retention of collateral in satisfaction of an obligation within the meaning of the Uniform Commercial Code, or (c) if the Indebtedness is secured by California real estate, an action under California Code of Civil Procedure 726.

5.6
Borrower, to the extent not expressly prohibited by applicable law, waives any right to require the Agent or any Lender to: (a) proceed against any person or property; (b) give notice of the terms, time and place of any public or private sale of personal property security held from Borrower or any other person, or otherwise comply with the provisions of Section 9.504 of the Uniform Commercial Code in effect prior to July 1, 2001 or its successor provisions thereafter; or (c) pursue any other remedy in the Agent’s or any Lender’s power. Borrower waives notice of acceptance of this Agreement and presentment, demand, protest, notice of protest, dishonor, notice of dishonor, notice of default, notice of intent to accelerate or demand payment of any Indebtedness, any and all other notices to which the Borrower might otherwise be entitled, and diligence in collecting any Indebtedness, and agrees that the Agent and Lenders may, once or any number of times, modify the terms of any Indebtedness, compromise, extend, increase, accelerate, renew or forbear to enforce payment of any or all Indebtedness, or permit Borrower to incur additional Indebtedness, all without notice to Borrower and without affecting in any manner the unconditional obligation of Borrower under this Agreement. Borrower unconditionally and irrevocably waives each and every defense and setoff of any nature which, under principles of guaranty or otherwise, would operate to impair or diminish in any way the obligation of Borrower under this Agreement, and acknowledges that such waiver is by this reference incorporated into each security agreement, collateral assignment, pledge and/or other document from Borrower now or later securing the Indebtedness, and acknowledges that as of the date of this Agreement no such defense or setoff exists. Borrower ratifies and approves all acts of Agent acting in its capacity as Borrower’s attorney-in-fact under this Agreement.  Neither Agent nor its attorney-in-fact will be liable for any acts or omissions or for any error of judgment or mistake of fact or law.

5.7
Borrower hereby absolutely, unconditionally, knowingly, and expressly waives any and all rights (whether by subrogation, indemnity, reimbursement, or otherwise) to recover from Borrower or any other person any amounts paid or the value of any Collateral given by Borrower pursuant to this Agreement until such time as all of the Indebtedness has been fully paid.

5.8
In the event that applicable law shall obligate Agent to give prior notice to Borrower of any action to be taken under this Agreement, Borrower agrees that a written notice given to Borrower at least ten (10) days before the date of the act shall be reasonable notice of the act and, specifically, reasonable notification of the time and place of any public sale or of the time after which any private sale, lease, or other disposition is to be made, unless a shorter notice period is reasonable under the circumstances (including, without limitation, if the Collateral, or any portion thereof, is perishable or threatens to decline speedily in value). A notice shall be deemed to be given under this Agreement when delivered to Borrower or when placed in an envelope addressed to Borrower and deposited, with postage prepaid, in a post office or official depository under the exclusive care and custody of the United States Postal Service or delivered to an overnight courier. The mailing shall be by overnight courier, certified, or first class mail.

5.9
Notwithstanding any prior revocation, termination, surrender, or discharge of this Agreement in whole or in part, the effectiveness of this Agreement shall automatically continue or be reinstated, as the case may be, in the event that any payment received or credit given by Agent or any Lender in respect of the Indebtedness is returned, disgorged, or rescinded under any applicable law, including, without limitation, bankruptcy or insolvency laws, in which case this Agreement, shall be enforceable against Borrower as if the returned, disgorged, or rescinded payment or credit had not been received or given by Agent or such Lender, and whether or not Agent or such Lender relied upon this payment or credit or changed its position as a consequence of it.  In the event of continuation or reinstatement of this Agreement, Borrower agrees upon demand by Agent to execute and deliver to Agent those documents which Agent determines are appropriate to further evidence (in the public records or otherwise) this continuation or reinstatement, although the failure of Borrower to do so shall not affect in any way the reinstatement or continuation.

5.10
This Agreement and all the rights and remedies of Agent under this Agreement shall inure to the benefit of Agent’s successors and assigns and to any other holder who derives from Agent title to or an interest in the Indebtedness or any portion of it, and shall bind Borrower and the heirs, legal representatives, successors, and assigns of Borrower. Nothing in this Section 5.10 is deemed a consent by Agent to any assignment by Borrower.

5.11
If there is more than one Borrower, each Borrower agrees that all undertakings, warranties and covenants made by Borrower and all rights, powers and authorities given to or conferred upon Agent are made or given jointly and severally, and each reference to the term Borrower shall mean each and every Borrower a party hereto, individually and collectively, jointly and severally.

5.12
Except as otherwise provided in this Agreement, all terms in this Agreement have the meanings assigned to them in Division 9 (or, absent definition in Division 9, in any other Division) of the Uniform Commercial Code, as those meanings may be amended, supplemented, revised or replaced from time to time. "Uniform Commercial Code" means the California Uniform Commercial Code, as amended, supplemented, revised or replaced from time to time. Notwithstanding the foregoing, the parties intend that the terms used herein which are defined in the Uniform Commercial Code have, at all times, the broadest and most inclusive meanings possible. Accordingly, if the Uniform Commercial Code shall in the future be amended or held by a court to define any term used herein more broadly or inclusively than the Uniform Commercial Code in effect on the date of this Agreement, then such term, as used herein, shall be given such broadened meaning. If the Uniform Commercial Code shall in the future be amended or held by a court to define any term used herein more narrowly, or less inclusively, than the Uniform Commercial Code in effect on the date of this Agreement, such amendment or holding shall be disregarded in defining terms used in this Agreement.

5.13
No single or partial exercise, or delay in the exercise, of any right or power under this Agreement, shall preclude other or further exercise of the rights and powers under this Agreement. The unenforceability of any provision of this Agreement shall not affect the enforceability of the remainder of this Agreement. This Agreement constitutes the entire agreement of Borrower and Agent with respect to the subject matter of this Agreement. No amendment or modification of this Agreement shall be effective unless the same shall be in writing and signed by Borrower and an authorized officer of Agent. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

5.14
To the extent that any of the Indebtedness is payable upon demand, nothing contained in this Agreement shall modify the terms and conditions of that Indebtedness nor shall anything contained in this Agreement prevent Agent or Lenders from making demand, without notice and with or without reason, for immediate payment of any or all of that Indebtedness at any time(s), whether or not an Event of Default has occurred.

5.15
Borrower represents and warrants that Borrower's exact name is the name set forth in this Agreement and that it is a corporation organized and existing under the laws of the State of Maryland.  Borrower further represents and warrants the following and agrees that Borrower is, and at all times shall be, located in the following place:   2221 Olympic Boulevard, Walnut Creek, California 94595.

5.16	A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement under the Uniform Commercial Code and may be filed by Agent in any filing office.

5.17	This Agreement shall be terminated only by the filing of a termination statement in accordance with the applicable provisions of the Uniform Commercial Code.

5.18
Borrower agrees to reimburse the Agent upon demand for any and all costs and expenses (including, without limit, court costs, legal expenses and reasonable attorneys' fees, whether inside or outside counsel is used, whether or not suit is instituted and, if suit is instituted, whether at the trial court level, appellate level, in a bankruptcy, probate or administrative proceeding or otherwise) incurred in enforcing or attempting to enforce this Agreement or any of the duties or obligations of Borrower under this Agreement or in establishing, determining, continuing or defending the validity or priority of Agent’s security interest under this Agreement or in exercising or attempting to exercise any right or remedy under this Agreement or incurred in any other matter or proceeding relating to this Agreement.

5.19
All payments to be made hereunder by Borrower shall be made in lawful money of the United States of America at the time of payment, shall be made in immediately available funds, and shall be made without deduction (whether for taxes or otherwise) or offset.

5.20
No right or remedy under this Agreement is intended to be exclusive of any other remedy, but each and every right and remedy shall be cumulative and in addition to any and every other right or remedy given under this Agreement, under any other agreement(s) and those provided by law or in equity. No exercise by Agent or any Lender of one right or remedy shall be deemed to be an election. No delay or omission by Agent or Lenders to exercise any right under this Agreement shall impair any such right nor be construed to be a waiver thereof.  No failure on the part of Agent or Lenders to exercise, and no delay in exercising, any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

6.
BORROWER AND AGENT ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED UNDER CERTAIN CIRCUMSTANCES. TO THE EXTENT PERMITTED BY LAW, EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE INDEBTEDNESS.

This Agreement amends and restates in its entirety, that certain Security Agreement dated February 5, 2014, made by Borrower in favor of California Bank & Trust.

[Signatures on following page(s)]

IN WITNESS WHEREOF, Borrower and Agent have executed this Agreement as of the day and year first above written.

BORROWER:

OWENS REALTY MORTGAGE, INC.,
a Maryland corporation

By: ______________________________________
         William C. Owens
         President

CALIFORNIA BANK & TRUST, as Agent

By: ______________________________________
         Thomas C. Paton, Jr.
         Senior Vice President and Manager
ACKNOWLEDGED AND AGREED:

CALIFORNIA BANK & TRUST

By: _______________________________
          Thomas C. Paton, Jr.,
    Senior Vice President and Manager